SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2004

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

1301 A Street Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

Item 5.	OTHER EVENTS

On April 28, 2004, we announced at our annual shareholders meeting and issued a press release that Columbia Banking System, Inc was issuing a $0.07 per share cash dividend and a 5% stock dividend for the quarter. The dividends will be paid on May 26, 2004 to shareholders of record at the close of business May 12, 2004. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial statements. – not applicable

(b)	Pro forma financial information. – not applicable

(c)	Exhibits.

99.1	Press Release dated April 28, 2004 announcing quarterly cash and stock dividend.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2004	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Melanie J. Dressel

Melanie J. Dressel Chief Executive Officer

2